Exhibit 10.3

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of June 28, 2024, is by and between Lilium N.V., a Netherlands public limited liability company (naamloze vennootschap) (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”, also referred to herein as the “Transfer Agent”). Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Definitive Warrant Certificate (defined below).

WHEREAS, on May 23, 2024, the Company entered into a Securities Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”) with the investor named therein (the “Investor”) pursuant to which the Company will issue and deliver, among other securities, a warrant for the purchase from Lilium of up to 24,025,208 ordinary shares A of Lilium (the “Class A Ordinary Shares”), with a nominal value of €0.01 per share, with an initial exercise price of $1.05 per Class A Ordinary Share (which number and price shall be subject to adjustments as provided herein) and which will become exercisable following the date upon which the Company shall have instructed the Warrant Agent that the Company’s general meeting has resolved to grant the shareholder approval necessary to authorize Class A Ordinary Shares sufficient for the full exercise of this Warrant (the “Shareholder Approval”) (the “Warrant,” which is also referred to herein as the “Warrants” as may be outstanding from time to time, and the Class A Ordinary Shares issuable upon the exercise thereof, the “Warrant Shares”), which number of Warrant Shares shall be subject to adjustment for reverse and forward stock splits, combinations, recapitalizations and reclassifications, and certain other transactions following the Original Issue Date, bearing the restrictive legend set forth therein in accordance with the terms and conditions hereof and in the Definitive Warrant Certificate;

WHEREAS, the aggregate purchase price for the Warrant Shares shall be equal to the aggregate Warrant Price (as defined in Section 3.1(b)), and the purchase price per Warrant Share shall be equal to the aggregate Warrant Price divided by the number of Warrant Shares;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and any holders of the Warrants; and

WHEREAS, all acts and things have been done and performed that are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as set forth herein.

1.            Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.            Warrants.

2.1           Form of Warrant. Warrants shall be issued in registered form only and, if a physical certificate is issued, shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the electronic or facsimile signature of, the Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, Treasurer or other officer of the Company. In the event the person whose electronic or facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2           Effect of Countersignature. If a physical certificate is issued, unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant certificate shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3           Registration.

2.3.1        Warrant Register.

(a)            The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of the original issuance and transfers of the Warrants. Upon the initial issuance of each Warrant, the Warrant Agent shall issue and register such Warrant in the name of the holder thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. Each Warrant shall initially be represented by one or more book-entry certificates (each, a “Book-Entry Warrant Certificate”) maintained on the books of the Warrant Agent and recorded in the name of the applicable holder (the “Depositary”).

(b)            If the Depositary subsequently ceases to make its book-entry settlement system available for the Warrants, the Company in its sole judgment may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depositary to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Company in its sole judgment shall instruct the Warrant Agent to deliver to the Depositary definitive certificates in physical form evidencing such Warrants (each, a “Definitive Warrant Certificate”). Such Definitive Warrant Certificates shall be in the form annexed hereto as Exhibit A with appropriate insertions, modifications and omissions, as provided above. For the avoidance of doubt, the Company’s consent is required to issue Definitive Warrant Certificates.

2.3.2        Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on a Definitive Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof or any distribution to the Registered Holder, and for all other purposes, absent actual notice to the contrary.

3.            Terms and Exercise of Warrants.

3.1           Warrant Price. Subject to the provisions of the Definitive Warrant Certificate and this Agreement, the Warrants may be exercised in full or for part of the number of Warrant Shares specified therein. Any Warrant, when countersigned by the Warrant Agent, shall entitle the Registered Holder thereof, subject to the provisions of the Definitive Warrant Certificate and of this Agreement, to purchase from the Company the number of Ordinary Shares A stated therein, subject to adjustments as provided in the Warrant, at an exercise price equal to the Warrant Price, if exercised in full, or the Warrant Price per Warrant Share, if exercised for part of the number of Warrant Shares specified therein. On June 28, 2024, the Company shall instruct the Warrant Agent to issue and register to the Investor a Warrant with respect to the purchase of an aggregate of 24,025,208 Shares for an aggregate exercise price of $25,226,468.40 (or $1.05 per Warrant Share), $24,025,208.00 of which will be pre-funded to the Company on or prior to the applicable Original Issue Date, and consequently and subject to the occurrence of such pre-payment, on the applicable Original Issue Date, the aggregate Warrant Price for all Warrant Shares issuable under such Warrant shall be $1,201,260.40 (or $0.05 per Warrant Share). Registered Holders shall not be entitled to the return or refund of all, or any portion, of any pre-paid exercise price in cash under any circumstance or for any reason whatsoever; Sections 3.3.3 and 4.5.4 shall remain unaffected. The amount pre-paid on any Warrant shall, upon the exercise thereof in accordance with its terms, be considered to constitute payment in full of the Nominal Value of the underlying Shares, and in no event shall the Total Price per Warrant Share be less than the then the current Nominal Value.

(a)            [Reserved]

(b)           (i)             One (1) Trading Day prior to the Expiration Date (the “Conversion Date”), each Warrant that has not been exercised in full and is outstanding shall automatically be deemed exercised for the number of Shares determined according to the following formula: (Conversion VWAP - the Warrant Price per Warrant Share) * the number of Warrant Shares on the Conversion Date / Conversion VWAP; provided, that each Registered Holder shall be entitled to receive the number of Shares determined according to the following formula: Pre-Funded Warrant Price / Total Price * the number of Warrant Shares on the Conversion Date, if the resulting number of Shares is greater than the aggregate number of Shares issuable pursuant to the prior formula. The issuance of the Shares in accordance with this Section 3.1(b) (including Section 3.1(b)(viii)) shall be deemed to have been issued in full satisfaction of all rights pertaining to any outstanding Warrants. The number of Shares issuable on the Conversion Date pursuant to this Section 3.1(b)(i) are referred to in this Agreement as the “Conversion Shares”. Sections 3.3.3, 3.3.4 and 7.3 shall apply mutatis mutandis in the case of a deemed exercise pursuant to this Section 3.1(b).

(ii)            To the extent the application of Section 3.1(b)(i) would result in the beneficial ownership (as defined in Rule 13d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of a Registered Holder being (x) in excess of the amount of Shares issuable without violating Section 3.3.6 (the “FDI Limitation”) or (y) if applicable, in excess of the Ownership Limitation on the Conversion Date (each such Registered Holder, a “Regulated Holder” and the maximum number of Shares that may be issued such that immediately following such issuance the beneficial ownership of such Regulated Holder would not exceed the lower of the FDI Limitation and the Ownership Limitation (if applicable) being referred to as the “Share Limit”), the applicable Regulated Holder shall be issued the number of Shares equal to the Share Limit calculated as of the Conversion Date (with respect to each Regulated Holder, the excess of such Regulated Holder’s Conversion Shares over such Regulated Holder’s Share Limit, the “Regulatory Shares”).

(iii)           Following the Conversion Date, each Regulated Holder shall, from time to time, be issued a maximum number of Shares (not to exceed the number of such Regulated Holder’s Regulatory Shares) that may be issued to such Regulated Holder without exceeding such Regulated Holder’s Share Limit as of each such issuance. The number of such Regulated Holder’s Regulatory Shares shall be reduced by the number of Shares issued on any such date until such time as that number shall reach zero. Shares shall be issued pursuant to this Section 3.1(b)(iii) at such times as a Regulated Holder provides a notice to the Company (each, an “Issuance Notice”) specifying the number of Shares that may be issued to such Regulated Holder in compliance with such Regulated Holder’s then-current Share Limit. Promptly (and in any event within two (2) Trading Days) after the receipt of an Issuance Notice, the Company (or the Warrant Agent on behalf of the Company) shall issue to such Regulated Holder a book-entry position or certificate, as applicable, for the number of Shares specified in the Issuance Notice (up to, but not exceeding, the number of such Regulated Holder’s Regulatory Shares), registered in such name or names as may be directed by such Regulated Holder. The determination of how many Shares may be issued subject to a Regulated Holder’s Share Limit shall be the obligation of the applicable Regulated Holder, and the submission of an Issuance Notice shall be deemed to be such Registered Holder’s determination of how many Shares may be issued subject to such Regulated Holder’s Share Limit (a Regulated Holder shall not make a determination that would result in a Warrant being exercisable in violation of Section 3.3.6), and the Company shall have no obligation to verify or confirm the accuracy of any such determination.

(iv)           Upon the occurrence of any of the events specified in clauses (i)-(iv) of Section 4.1, each Regulated Holder’s then-current number of Regulatory Shares shall be multiplied by a fraction, (x) the numerator of which shall be the number of Ordinary Shares A (excluding treasury shares, if any) outstanding immediately after such event and (y) the denominator of which shall be the number of Ordinary Shares A (excluding treasury shares, if any) outstanding immediately before such event.

(v)            If, at any time, the Company grants, issues or sells any Purchase Rights, each Regulated Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that such Regulated Holder could have acquired if such Regulated Holder had held the number of Ordinary Shares A acquirable in respect of such Regulated Holder’s number of Regulatory Shares as of immediately before the date as of which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares A are to be determined for the grant, issue or sale of such Purchase Rights.

(vi)           If, at any time, the Company shall declare or make any Distribution, then, in each such case, each Regulated Holder shall be entitled to participate in such Distribution to the same extent that such Regulated Holder would have participated therein if such Regulated Holder had held the number of Shares equal to the number of such Regulated Holder’s Regulatory Shares immediately before the date as of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares A are to be determined for the participation in such Distribution.

(vii)          If, at any time, the Company engages in a Fundamental Transaction, then each Regulated Holder shall have the right to receive, for each of such Regulated Holder’s Regulatory Shares immediately prior to the occurrence of such Fundamental Transaction, at the option of such Regulated Holder, the Alternate Consideration receivable as a result of such Fundamental Transaction by a holder of an Ordinary Share A. If the holders of Ordinary Shares A are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then each Regulated Holder shall be given the same choice as to the Alternate Consideration it receives in respect of such Regulated Holder’s Regulatory Shares in connection with such Fundamental Transaction. The Company shall cause any Successor Entity to assume, in writing, all of the Company’s obligations under this Section 3.1(b) pursuant to written agreements in form and substance reasonably satisfactory to each Regulated Holder and approved by such Regulated Holder (without unreasonable delay) prior to such Fundamental Transaction. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this instrument with respect to any Regulatory Shares referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all the obligations under this Section 3.1(b) with the same effect as if such Successor Entity had been named as the Company herein. In connection with any Fundamental Transaction, each Regulated Holder shall have the right to receive, for each of such Regulated Holder’s Regulatory Shares immediately prior to the payment of any Additional Consideration to the holders of Ordinary Shares A, the Additional Consideration receivable by a holder of an Ordinary Share A, subject to the foregoing provisions of this Section 3.1(b)(vii) with respect to any Alternate Consideration.

(viii)         The Company’s obligations with respect to, and each Regulated Holder’s rights with respect to, a Regulatory Share shall not expire, terminate or be canceled by operation hereof and shall be deemed satisfied hereunder solely upon the reduction of such Regulatory Share from the number of such Regulated Holder’s Regulatory Shares pursuant to Section 3.1(b)(iii).

(ix)            To the extent the provisions of this Agreement or the Warrants do not provide for an adjustment to the Regulatory Shares or provide for the treatment of the Regulatory Shares in connection with an event or transaction affecting the Ordinary Shares A, each Regulated Holder’s Regulatory Shares shall be adjusted or provided such treatment in connection with such event or transaction affecting the Ordinary Shares A so as to, as nearly as possible, treat the Regulatory Shares on a parity with the Ordinary Shares A.

(c)            The term “Conversion VWAP” as used in this Agreement shall mean the VWAP (as defined below) over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Conversion Date or the Net Exercise Date, as applicable.

(d)            The term “Warrant Price” as used in this Agreement shall mean the aggregate unpaid exercise price at which the Warrant Shares issuable under a Warrant may be purchased at the time such Warrant is exercised in full, which initially shall be the product of $1.05 and the number of Warrant Shares; the term “Warrant Price per Warrant Share” shall mean the Warrant Price of a Warrant divided by the number of Warrant Shares attributable to such Warrant immediately prior to the time such Warrant is exercised or as of the date of determination, as the case may be; the term “Pre-Funded Warrant Price” shall mean, with respect to a Warrant, the amount of the total exercise price that has been paid with respect to the Warrant Shares issuable under such Warrant immediately prior to the time such Warrant is exercised or as of the date of determination, as the case may be; and the term “Total Price” shall mean, with respect to a Warrant, the Pre-Funded Warrant Price plus the Warrant Price as of the date of determination.

3.2           Duration of Warrants. Subject to the provisions of the Definitive Warrant Certificate, the Warrants may be exercised on any business day pursuant to the provisions of the Definitive Warrant Certificate, commencing on the Exercisability Date and termination on the Initial Expiration Date. Notwithstanding the foregoing, unless the Company, with the prior written consent of the Registered Holder (which shall be in the sole discretion of the Registered Holder), notifies the Warrant Agent and each Registered Holder in writing no later than 90 days prior to the Initial Expiration Date indicating its intent not to extend the Initial Expiration Date, the Initial Expiration Date for each Warrant then outstanding shall automatically be extended by five (5) years (such date, the “Extended Expiration Date”); provided that, if the Registered Holder of a Warrant shall become a Person that is not a Permitted Holder, then with respect to such Warrant, no consent of the Registered Holder shall be required. As used herein, the “Exercise Period” means the period during which a Warrant may be exercised, such period ending on the Expiration Date, and the “Expiration Date” means the Initial Expiration Date, unless extended pursuant to this Section 3.2, in which case the Expiration Date shall mean the Extended Expiration Date.

3.3           Exercise of Warrants.

3.3.1        Payment. Subject to the provisions of the Definitive Warrant Certificate and this Warrant Agreement, a Warrant, when countersigned by the Warrant Agent if certificated, may be exercised by the Registered Holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York, with the notice of exercise form (the “Notice of Exercise”), as set forth in such Warrant, duly executed by the Registered Holder, with a copy to the Company, and by paying the Warrant Price for each Warrant that is exercised in full, or the Warrant Price per Warrant Share multiplied by the number of Warrant Shares exercised for each Warrant exercised in part and, in either case, subject to Section 7.1, any and all applicable taxes due in connection with the exercise of the Warrant by wire transfer of immediately available funds to the Warrant Agent. The Warrant Agent shall unconditionally hold such amount for the account and benefit of the Company. Upon request by the Company, the Warrant Agent shall as soon as possible transfer such amount to a bank account designated by the Company.

3.3.2         Issuance of Ordinary Shares A on Exercise.

(a)            Cash Exercise. Promptly (and in any event within two (2) Trading Days (as defined below)) after the exercise of any Warrant, the clearance of the funds in payment of the Warrant Price or Warrant Price per Warrant Share for each Share being exercised, as applicable, and receipt of a statement by the Company from an EU licensed (branch of a) bank (the “Confirmation Statement”) confirming that on the day of receipt of payment of the Warrant Price or Warrant Price per Warrant Share exercised, as applicable (or an Exercise Notice for a Net Exercise), the USD amount paid is at least equal to the aggregate nominal value in EUR of all Ordinary Shares A to be issued upon exercise of the Warrant, the Company (or the Warrant Agent on behalf of the Company) shall issue to the Registered Holder of such Warrant a book-entry position or certificate, as applicable, for the number of full Ordinary Shares A to which such Registered Holder is entitled, registered in such name or names as may be directed by such Registered Holder (which may include, if permitted under applicable law, an account of a participant of the Depository Trust Company that will hold the Ordinary Shares A for the account of the Registered Holder or its designee), and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant, as applicable, for the number of Warrant Shares as to which such Warrant shall not have been exercised. If fewer than all the Warrants evidenced by a Book Entry Warrant Certificate are exercised, a notation shall be made to the records maintained by the Depositary or its nominee for each Book Entry Warrant Certificate, as appropriate, evidencing the balance of the Warrants remaining after such exercise. In furtherance of the foregoing, the Warrant Agent agrees to provide prompt notice to the Company (and in any event on the same day in which the wired funds are received by the Warrant Agent) of the amount received in USD from a Registered Holder upon exercise of a Warrant and further agrees to not issue any Ordinary Shares A upon exercise of a Warrant until the Company confirms the applicable Confirmation Statement has been received by the Company. If the Company fails to issue or cause to be issued to the Registered Holder or its designee a book entry position for such Ordinary Shares A within such two (2) Trading Day period, then the Registered Holder shall have the right to rescind such exercise (but, for the avoidance of doubt, not in the case of an automatic exercise in accordance with Section 3.1(b)), in addition to any other remedies available to the Registered Holder under the Warrant, at law or in equity. For the purposes of this Agreement, “Trading Day” means (i) a day on which the Ordinary Shares A are traded on the Nasdaq Global Select Market (“Nasdaq”), which, as of the Original Issue Date, is the national securities exchange or other trading market on which the Ordinary Shares A are primarily listed and quoted for trading (or any successors to the foregoing), (ii) if the Ordinary Shares A are not traded on Nasdaq but are traded on another Trading Market, a day on which the Ordinary Shares A are traded on such other Trading Market (as defined below) and (iii) if the Ordinary Shares A are not traded on Nasdaq or any other Trading Market, any business day. For the purposes of this Agreement, “Business Day” means any day other than a Saturday, a Sunday or a day on which banks are authorized or required to close in the City of New York, New York.

(b)            Net Exercise. During the Exercise Period, in lieu of exercising a Warrant for cash pursuant to Section 3.3.2(a), a Registered Holder may, at any time and from time to time during the Exercise Period, elect to receive a number of Shares determined according to the following formula by surrender of the Warrant being exercised to the Company or the Warrant Agent, together with notice of such election (the date of delivery of such notice, the “Net Exercise Date”): (Conversion VWAP - the Warrant Price per Warrant Share issuable pursuant to such Warrant on the Net Exercise Date) * the number of Warrant Shares exercised by such Registered Holder on such date / Conversion VWAP.

3.3.3        Settlement. The delivery of the Ordinary Shares A upon exercise of a Warrant in accordance with the terms thereof (for the avoidance of doubt, including by way of automatic exercise in accordance with Section 3.1(b) and if applicable, the issuance of Warrant(s) for the number of remaining Warrant Shares pursuant to Section 3.3.2(a)) shall be in fulfillment of all obligations of the Company under such Warrant, in particular, any obligations of the Company as regards the pre-funding of such Warrant shall be settled thereby.

3.3.4        Valid Issuance. All Ordinary Shares A issued upon the proper exercise of a Warrant in conformity with this Agreement, the provisions of the Definitive Warrant Certificate and the Articles of Association of the Company, and following receipt by the Company of an EU licensed (branch of a) bank a statement confirming that on the day of receipt of payment of the Warrant Price the USD amount paid is at least equal to the aggregate Nominal Value in EUR of all Ordinary Shares A issued upon exercise of the Warrant, shall be validly issued, fully paid and non-assessable.

3.3.5        Date of Issuance. Upon proper exercise of a Warrant in conformity with this Agreement, in whole or in part, the Company shall instruct the Warrant Agent, in writing, to make the necessary entries in the register of shareholders of the Company in respect of the Ordinary Shares A and to issue a certificate if requested by the holder of such Warrant. Each person in whose name any book-entry position in the register of shareholders of the Company or certificate, as applicable, for Ordinary Shares A is issued shall for all purposes be deemed to have become the holder of record of such Ordinary Shares A on the date on which the Warrant, or book-entry position in the register of shareholders of the Company representing such Warrant, was surrendered and payment of the Warrant Price or Warrant Price per Warrant Share multiplied by the number of Warrant Shares exercised, as applicable, was made or, if applicable, an Exercise Notice for a Net Exercise was delivered, irrespective of the date of delivery of such certificate in the case of a certificated Warrant, except that, if the date of such surrender, payment and/or delivery is a date when the register of shareholders or share transfer books of the Company or book-entry system of the Warrant Agent are closed, such person shall be deemed to have become the holder of such Ordinary Shares A at the close of business on the next succeeding date on which the register of shareholders, share transfer books or book-entry system are open.

3.3.6        Approvals. To the extent the exercise of a Warrant and the subsequent issuance of Shares would obligate the Registered Holder (or any affiliates or other parties, the voting rights of which in the Company were attributable to the Registered Holder under the German Foreign Trade Act and any rule or regulation enacted, issued or promulgated thereunder (the “FDI Laws”)) to notify German governmental authorities of the acquisition of voting rights in the Company under the FDI Laws, such Warrant shall not be exercisable unless and until the acquisition of voting rights in the Company is, or is deemed to be, approved under the FDI Laws. The Warrants may be exercised to the extent that such notification is not required.

4.            Adjustments.

4.1           Stock Dividends, Splits, Etc. Subject to the provisions of the Warrants, to the extent not subject to Section 4.2, if the Company declares or pays a dividend on its Ordinary Shares A payable in securities other than Ordinary Shares A, then upon exercise of a Warrant, for each Ordinary Shares A acquired, the Registered Holder shall receive, in addition to the Ordinary Shares A received, without cost to the Registered Holder, the total number and kind of securities to which the Registered Holder would have been entitled had the Registered Holder owned such number of Ordinary Shares A of record as of the record date for the dividend (such number to be adjusted proportionately in the event the number of Warrant Shares is subsequently adjusted). If the Company: (i) declares or pays a dividend on its Ordinary Shares A payable in Ordinary Shares A (which, for avoidance of doubt, shall not include the issuance of any Shares by the Company upon exercise of Warrants); (ii) subdivides its Ordinary Shares A by reclassification or otherwise into a greater number of shares; (iii) combines or consolidates its Ordinary Shares A, by reclassification or otherwise, into a lesser number of shares; or (iv) issues by reclassification of Ordinary Shares A any shares in the capital stock of the Company, then in each case, (a) the then-current number of Warrant Shares issuable upon exercise of each Warrant shall be multiplied by a fraction, (x) the numerator of which shall be the number of Ordinary Shares A (excluding treasury shares, if any) outstanding immediately after such event and (y) the denominator of which shall be the number of Ordinary Shares A (excluding treasury shares, if any) outstanding immediately before such event, and (b) the Warrant Price shall remain unchanged. Any adjustment made pursuant to this Section 4.1 shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

4.2           Subsequent Equity Sales. Subject to the provisions of the Warrants, if the Company, at any time while a Warrant is outstanding, shall sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Ordinary Shares A or Ordinary Share A Equivalents (as defined below), at an effective price per share less than the Total Price per Warrant Share then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holders of the Ordinary Shares A or Ordinary Share A Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share that are issued in connection with such issuance, be entitled to receive Ordinary Shares A at an effective price per share that is less than the Total Price per Warrant Share then in effect, such issuance shall be deemed to have occurred for less than the Total Price per Warrant Share then in effect on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance, with respect to each Warrant, (a) the then-current number of Warrant Shares for each Warrant shall be multiplied by a fraction, (x) the numerator of which shall be the Total Price per Warrant Share in effect immediately prior to such Dilutive Issuance and (y) the denominator of which shall be the Base Share Price, and (b) the Warrant Price shall remain unchanged; provided, that the Total Price per Warrant Share shall in no event be less than the Nominal Value. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 4.2 in respect of an Exempt Issuance (as defined below). The Company shall notify the Registered Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Ordinary Shares A or Ordinary Share A Equivalents subject to this Section 4,2, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 4.2, upon the occurrence of any Dilutive Issuance, the Registered Holder is entitled to receive a number of Warrant Shares as adjusted pursuant to the terms of this Agreement and the Warrants regardless of whether the Registered Holder accurately refers to the correct number of Warrant Shares in the Notice of Exercise. As used herein, “Exempt Issuance” means (A) at any time while a Warrant is outstanding, the issuance of (i) Ordinary Shares A, options or other securities to employees, officers or directors of the Company or any of its subsidiaries or consultants to the Company or any of its subsidiaries pursuant to any stock or option plan or other written agreement duly adopted for such purpose by a majority of the non-employee members of the board of directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company or any of its subsidiaries, (ii) Ordinary Shares A upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into Ordinary Shares A issued and outstanding on the Original Issue Date, provided that such securities have not been amended since the Original Issue Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities and (B) solely for the period after June 28, 2027 while a Warrant is outstanding, the issuance of: (i) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company or securities issued in financing transactions, the primary purpose of which is to finance acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or Persons) (as defined below) (or to the equity holders of a Person) that is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company; (ii) Ordinary Shares A, options, warrants or convertible securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by a majority of the disinterested directors of the Company but shall not include a transaction in which the Company is primarily issuing Ordinary Shares A or Ordinary Share A Equivalents primarily for the purpose of raising capital or to a person or an entity whose primary business is investing in securities; (iii) Ordinary Shares A, warrants, options or convertible securities issued in connection with the provision of goods or services, partnership or joint ventures in connection with the Company’s business or to suppliers or other persons with whom the Company does business pursuant to transactions approved by a majority of the disinterested directors of the Company but shall not include a transaction in which the Company is issuing Ordinary Shares A or Ordinary Share A Equivalents primarily for the purpose of raising capital or to a person or an entity whose primary business is investing in securities; (iv) Ordinary Shares A, options, warrants or convertible securities issued in connection with sponsored research, collaboration, technology license, development, investor or public relations, marketing or other similar agreements, or strategic partnerships or joint ventures approved by a majority of the disinterested directors of the Company but shall not include a transaction in which the Company is primarily issuing Ordinary Shares A or Ordinary Share A Equivalents primarily for the purpose of raising capital or to a person or an entity whose primary business is investing in securities; and (v) securities issued pursuant to an equity line of credit or “at the market” registered offering to be established by the Company following the date hereof (including any upsize thereof) so long as such “at the market” registered offering or upsize thereof is approved by the board of directors of the Company. As used herein “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. As used herein “Ordinary Share A Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Ordinary Shares A, including, without limitation, any debt, preferred stock, Ordinary Share B, Ordinary Share C, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares A, and any securities of the Company that when paired with one or more other securities of the Company or another entity entitles the holder thereof to receive Ordinary Shares A.

4.3           Subsequent Rights Offerings. Subject to the provisions of the Warrants, in addition to any adjustments pursuant to Sections 4.1 and 4.2, if, at any time, the Company grants, issues or sells any Ordinary Share A Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares A (the “Purchase Rights”), then the Registered Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that the Registered Holder could have acquired if the Registered Holder had held the number of Ordinary Shares A acquirable upon complete exercise of the Warrant (without regard to any limitations on exercise hereof) immediately before the date as of which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Ordinary Shares A are to be determined for the grant, issue or sale of such Purchase Rights.

4.4           Pro Rata Distributions. Subject to the provisions of the applicable Warrant, during such time as any Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares A, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, the Registered Holder shall be entitled to participate in such Distribution to the same extent that the Registered Holder would have participated therein if the Registered Holder had held the number of Warrant Shares acquirable upon complete exercise of such Warrant (without regard to any limitations on exercise thereof) immediately before the date as of which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Ordinary Shares A are to be determined for the participation in such Distribution. To the extent that a Warrant has not been completely exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Registered Holder until the Registered Holder has exercised such Warrant with respect to any particular Warrant Share.

4.5           Fundamental Transaction; Liquidation Event.

4.5.1        Subject to the provisions of the Warrants, if, at any time while any Warrant is outstanding, (1) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (2) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions (including in connection with a liquidation of the Company), (3) any direct or indirect purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares A are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares A, (4) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares A or any compulsory share exchange pursuant to which the Ordinary Shares A are effectively converted into or exchanged for other securities, cash or property (other than as a result of a stock split, combination or reclassification of the Ordinary Shares A covered by Section 4.1), or (5) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group (as defined in Exchange Act Rule 13d-5) of Persons whereby such other Person or group (as defined in Exchange Act Rule 13d-5) acquires more than 50% of the outstanding Ordinary Shares A (each a “Fundamental Transaction”), then, upon any subsequent exercise of a Warrant, the Registered Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Registered Holder, the number of shares of capital stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares A for which such Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitations on the exercise of the Warrants). For purposes of any such exercise, the Company shall apportion the Warrant Price per Warrant Share among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If the holders of Ordinary Shares A are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Registered Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the Warrants in connection with such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction in which any portion of the consideration received by the holders of Ordinary Shares A does not consist of common stock in the Successor Entity (as defined below) (which entity may be the Company following such Fundamental Transaction) listed on a Trading Market, or is to be so listed for trading immediately following such event, the Company or any Successor Entity shall, at any Registered Holder’s option, exercisable at any time concurrently with, or within thirty (30) days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase such Registered Holder’s Warrants by paying to such Registered Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised Warrants on the date of the consummation of such Fundamental Transaction; provided, that if holders of Ordinary Shares A are not offered or paid any consideration in such Fundamental Transaction, such holders of Ordinary Shares A shall be deemed to have received common stock or ordinary shares of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of a Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiration Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg L.P. (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP (as defined below) during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the applicable Registered Holder’s request pursuant to this Section 4.5 and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiration Date and (E) a zero cost of borrow. The payment of the Black Scholes Value shall be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five (5) Trading Days of the applicable Registered Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under the Warrants in accordance with the provisions of this Section 4.5 pursuant to written agreements in form and substance reasonably satisfactory to each Registered Holder and approved by each such Registered Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the applicable Registered Holder, deliver to such Registered Holder in exchange for such Registered Holder’s Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Warrants that is exercisable for a corresponding value of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the value of the Warrant Shares acquirable and receivable upon exercise of the applicable Registered Holder’s Warrants (without regard to any limitations on the exercise of such Warrants) prior to such Fundamental Transaction, and with an exercise price that applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Warrant Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of the Warrants immediately prior to the consummation of such Fundamental Transaction), and that is reasonably satisfactory in form and substance to each Registered Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of the Warrants referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under the Warrants with the same effect as if such Successor Entity had been named as the Company herein. As used herein, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Ordinary Shares A are then listed or quoted on a Trading Market, the daily volume weighted average price of the Ordinary Shares A for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares A are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (ii) if the Ordinary Shares A are then listed or quoted on the OTCQB or OTCQX, the volume weighted average price of the Ordinary Shares A for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable; (iii) if the Ordinary Shares A are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares A are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Ordinary Shares A so reported; or (iv) in all other cases, the fair market value of Ordinary Shares A as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. “Trading Market” means any of the following markets or exchanges on which the Ordinary Shares A are listed or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; or OTCQB or OTCQX (or any successors to any of the foregoing).

4.5.2        In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation Event”) or a Fundamental Transaction, if the value of the consideration to be received in exchange for an Ordinary Share A (after giving effect to the exercise of all outstanding Warrants) multiplied by a fraction, the numerator of which is $1.00 and the denominator of which is the then-current Total Price per Warrant Share (such value per Warrant Share, the “Warrant Share Value”) is less than $1.25, then the number of Warrant Shares shall be adjusted such that the Warrant Share Value after such adjustment shall equal $1.25. In the event that the value of the total consideration to be paid in exchange for the Ordinary Shares A is less than the product of the Total Price for all outstanding Warrants and 1.25, then the number of Warrant Shares of each outstanding Warrant shall be adjusted such that, following such adjustment, the aggregate Warrant Share Value for the Warrant Shares of all of the outstanding Warrants shall equal the total value of the consideration to be received in exchange for the Ordinary Shares A in connection with such Fundamental Transaction or Liquidation Event, and each Warrant Share for an outstanding Warrant shall be entitled to receive its pro rata portion of such consideration. If, during the period commencing on the Original Issue Date and ending on June 28, 2025, the Registered Holder of a Warrant shall become a Person that is not a Permitted Holder, then with respect to such Warrant, the provisions of this Section 4.5.2 shall terminate and be of no further force and effect with respect to the Warrant held by such non-Permitted Holder, and the Warrant held by such non-Permitted Holder shall not be considered outstanding for the purposes of the immediately preceding sentence. The term “Permitted Holder” as used in this Agreement shall mean Tencent Holdings Limited or any of its affiliates. The Registered Holder of a Warrant shall be permitted to waive and forego any adjustment to the number of Warrant Shares to be issued pursuant to such Warrant at any time prior to or following, or upon the consummation of, any Fundamental Transaction, but, with respect to any particular Warrant Share, prior to the exercise of such Warrant Share.

4.5.3        In connection with a Fundamental Transaction, if any portion of the consideration payable to holders of Ordinary Share A is payable only upon satisfaction of contingencies (the “Additional Consideration”), including consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Fundamental Transaction, the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated in accordance with this Section 4.5 as if the Initial Consideration were the only consideration payable in connection with such Fundamental Transaction, and any Additional Consideration that becomes payable upon satisfaction of such contingencies shall be allocated in accordance with this Section 4.5 after taking into account the previous payment of the Initial Consideration as part of the same transaction. Notwithstanding the foregoing, no Warrant Share shall be issued for a Total Price per Warrant Share that is less than the Nominal Value as a result of any adjustment or otherwise, provided that if, as a consequence of this limitation, the full number of Warrant Shares otherwise issuable may not be issued, the maximum number of Warrant Shares that may be issued under such limitation shall be issued in satisfaction of the applicable Warrant.

4.5.4        In the event of a Fundamental Transaction or a Liquidation Event in which the value of the consideration to be received in exchange for an Ordinary Share A (after giving effect to the exercise of all outstanding Warrants) exceeds the Warrant Price per Warrant Share, then, at the closing of such transaction, each outstanding Warrant shall be entitled to receive, in lieu of Shares, the value equal to the product of (a) the number of Warrant Shares issuable pursuant to such Warrant at such time and (b) the excess of the value of the consideration to be received in exchange for an Ordinary Share A (after giving effect to the exercise of all outstanding Warrants) minus the Warrant Price per Warrant Share. In the event of a Fundamental Transaction or a Liquidation Event in which the value of the consideration to be received in exchange for an Ordinary Share A (after giving effect to the exercise of all outstanding Warrants) does not exceed the Warrant Price per Warrant Share, at the closing of such transaction, each Registered Holder shall be entitled to receive, in lieu of Shares, the aggregate consideration that such Registered Holder would have been entitled to had such Registered Holder exercised such Registered Holder’s Warrant(s) for the number of Shares determined according to the following formula: Pre-Funded Warrant Price / Total Price * the number of Warrant Shares issuable pursuant to such Registered Holder’s Warrant(s).

4.6           Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of Ordinary Shares A deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares A (excluding treasury shares, if any) issued and outstanding.

4.7           Notice to Registered Holders.

4.7.1        Whenever the number of Warrant Shares and/or Warrant Price per Warrant Share is adjusted pursuant to any provision of this Section 4, the Company shall promptly deliver to the Warrant Agent and each Registered Holder by facsimile or email a notice setting forth the number of Warrant Shares, Total Price, Pre-Funded Warrant Price, Warrant Price and Warrant Price per Warrant Share for each Registered Holder’s Warrant(s) and setting forth a brief statement of the facts requiring such adjustment. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(a)            If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares A, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares A, (C) the Company shall authorize the granting to all holders of the Ordinary Shares A rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholder of the Company shall be required in connection with any reclassification of the Ordinary Shares A, any consolidation or merger to which the Company (or any of its subsidiaries) is a party, any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange whereby the Ordinary Shares A are converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Warrant Agent and the Registered Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants or, if a record is not to be taken, the date as of which holders of the Ordinary Shares A of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that the holders of the Ordinary Shares A of record shall be entitled to exchange their Ordinary Shares A for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in the Warrants constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall simultaneously file such notice with the SEC (as defined below) pursuant to a report on Form 6-K (or successor form) or, if unavailable to the Company, a widely disseminated press release that is reasonably anticipated to be generally available to the Company’s equity holders. The Registered Holder shall remain entitled to exercise the Warrants during the period commencing on the date of such notice to the effective date of the event triggering such notice, except as may otherwise be expressly set forth herein.

4.8           Fractional Shares. The Company shall not be required to issue fractions of Warrant Shares upon any exercise of the Warrants or upon the automatic exercise set out in Section 3.1(b); provided that in the event a Registered Holder exercises (or is deemed to have exercised) multiple Warrants at once, all Warrant Shares issued (and fractions of Warrant Shares that would otherwise be issuable) pursuant to such exercise shall be aggregated together for the purpose of determining the number of Warrant Shares to be issued. In lieu of any fractional Warrant Share issuable after aggregation pursuant to the preceding sentence, the Registered Holder shall receive, at the Company’s election, (i) an amount in cash equal to the same fraction of the current market value of a whole Warrant or (ii) a whole Warrant Share, with the understanding that the Company cannot issue more Warrant Shares than the maximum number of Warrant Shares that the board of directors of the Company has been authorized to issue by the general meeting of the Company in connection with the issuance of the Warrants. As used herein, “current market value” means, as of any particular date, the VWAP on the five (5) Trading Day period immediately prior to (but excluding) the applicable date of determination.

4.9           Form of Warrant. In the event of the adjustments described in this Section 4, the Company (or the Warrant Agent on behalf of the Company) or its successor, if applicable, shall promptly issue to the Registered Holder (a) an amendment to the Warrants setting forth the number and kind of such new securities or other property issuable upon exercise of the Warrants as a result of such event and (b) upon surrender to the Company or the Warrant Agent of the Warrant(s) then in the Registered Holder’s possession, one or more new Warrants representing the number of Warrant Shares (or other securities) then-outstanding as a result of such adjustment. The amendment to the Warrants shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4, including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 4 shall similarly apply to successive reclassifications, exchanges, substitutions or other events.

5.            Transfer and Exchange of Warrants.

5.1           Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, in the case of certificated Warrants, properly endorsed by the Company with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued, and the old Warrant shall be cancelled by the Warrant Agent. In the case of certificated Warrants, the Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request. Except with respect to the Warrants bearing a restrictive legend and as described in this Section 5, there are no restrictions on the transfer of the Warrants. The Warrants and all rights thereunder are transferable, in whole or in part, upon surrender pursuant to this Section 5.

5.2           Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange thereof until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend. The Company agrees to cooperate with holders of the Warrants from time to time to cause its counsel to provide any such opinions of counsel reasonably requested in connection with any such transfers. In addition, the Company agrees to cause the Warrant Agent or the transfer agent for the Ordinary Shares A, as applicable, to remove the restrictive legends on the Warrants and/or the Ordinary Shares A issuable upon exercise thereof, as applicable, when such securities are sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or an effective registration statement or may be sold without restriction under Rule 144 under the Securities Act. In connection therewith, if required by the Warrant Agent or the Company’s transfer agent, the Company shall promptly cause an opinion of counsel to be delivered to and maintained with the Warrant Agent or such transfer agent, together with any other authorizations, certificates, letters of representations and directions required by the Warrant Agent or such transfer agent that authorize and direct the Warrant Agent or such transfer agent, as applicable, to transfer such securities without any such legends.

5.3           Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.4           Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6.            Other Provisions Relating to Rights of Holders of Warrants.

6.1           No Rights as Shareholder. Except as expressly set forth in the Warrants, a Warrant does not entitle the Registered Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company or any other matter. In addition, nothing contained in the Warrant shall be construed as imposing any liabilities on the Registered Holder to purchase any securities (upon exercise of the Warrants or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Registered Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders; provided that the Company shall not be obligated to provide such information if it is filed with the Securities and Exchange Commission (the “SEC”) through EDGAR and available to the public through the EDGAR system.

6.2           Lost, Stolen, Mutilated or Destroyed Warrants. If any Warrant is lost, stolen, mutilated or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor and date as the Warrant so lost, stolen, mutilated or destroyed, but only upon receipt of evidence reasonable satisfactory to the Company of such loss, theft or destruction of such Warrant and indemnity or bond, if requested, also reasonably satisfactory to the Company. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone. In such event, the Registered Holder shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

6.3           Reservation of Ordinary Shares A. The Company shall at all times reserve and keep available a number of its authorized but unissued Ordinary Shares A that shall be sufficient to permit the exercise in full of all outstanding Immediate Exercise Warrants and, following receipt of the Shareholder Approval, sufficient to permit the exercise in full of all Warrants, subject to the terms and conditions of this Agreement.

6.4           Registration of Ordinary Shares A.

6.4.1        Registration Rights. If applicable, the Registered Holder shall be entitled to the registration rights provided for in the Purchase Agreement.

6.5           Information Rights. For purposes of Sections 3.1(b), in determining the total number of outstanding ordinary shares and voting power of the Company, a Registered Holder may rely on the number of outstanding ordinary shares of each class as reflected in (A) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or its transfer agent setting forth the number of ordinary shares of each class outstanding. The Company shall, if a Registered Holder is a Permitted Holder, within one (1) Trading Day notify the Permitted Holder when the Company files with the SEC any report that contains an update to the number of outstanding ordinary shares of any class from that last reported. Upon the written request of a Registered Holder, the Company shall within one (1) Trading Day (x) confirm in writing to such Registered Holder the number of ordinary shares outstanding (including the number of each separate class) and (y) provide reasonably detailed information supporting any deviation from the most recent publicly reported number of each class of ordinary shares outstanding.

7.            Concerning the Warrant Agent and Other Matters.

7.1           Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Ordinary Shares A upon the exercise of the Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such Ordinary Shares A.

7.2           Resignation, Consolidation or Merger of Warrant Agent.

7.2.1        Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit their Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

7.2.2        Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent for the Ordinary Shares A not later than the effective date of any such appointment.

7.2.3        Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

7.2.4        Termination of Warrant Agent. The Company may terminate the Warrant Agent at any time upon ten (10) business days’ notice. The Company may serve as Warrant Agent in the event the Warrant Agent is terminated.

7.3           Fees and Expenses of Warrant Agent.

7.3.1        Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

7.3.2        Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

7.4           Liability of Warrant Agent.

7.4.1        Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, Chief Financial Officer, Treasurer, Chairman of the Board or other officer of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

7.4.2        Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

7.4.3        Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof). The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Ordinary Shares A to be issued pursuant to this Agreement or any Warrant or as to whether any Ordinary Shares A shall, when issued, be valid and fully paid and non-assessable.

7.5           Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of Ordinary Shares A through the exercise of the Warrants, if any.

8.            Miscellaneous Provisions.

8.1           Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

8.2           Notices. All notices and other communications from the Company or the Warrant Agent to the Regulated Holders, or vice versa, shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) upon delivery, if delivered by e-mail (solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) business day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows:

If to the Company:

Lilium N.V.

c/o Lilium Aviation Inc.

2385 N.W. Executive Center Drive, Suite 300

Boca Raton, Florida 33431

Attn: Roger Franks

Email: roger.franks@lilium.com

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

3 World Trade Center

175 Greenwich Street, 51st Floor

New York, NY 10007

Attention: Valerie Ford Jacob

Email: valerie.jacob@freshfields.com

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be in writing and shall be deemed sufficiently given when so delivered (i) if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) or (ii) upon delivery, if delivered by e-mail (solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification) as follows:

Continental Stock Transfer & Trust Company

1 State Street, 30 FL

New York, New York 10004

Attn: Compliance Department

Email: compliance@continentalstock.com

8.3           Applicable Law. The validity, interpretation and performance of this Agreement and of the Warrants shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law rules thereof to the extent that any such rules would require or permit the application of the laws of any other jurisdiction.

8.4           Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

8.5           Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit such holder’s Warrant for inspection by the Warrant Agent.

8.6           Counterparts. This Agreement may be executed in any number of original or facsimile counterparts (including by electronic mail or in .pdf), and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.7           Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

8.8           Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties in good faith deem shall not adversely affect the interest of the Registered Holders. All other modifications or amendments, including any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the vote or prior written consent of the Registered Holders of a majority of the then outstanding Warrants. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period pursuant to and in accordance with Sections 3.1 and Section 3.2, respectively, or make such other modifications to the terms of the Warrants pursuant to and in accordance with the provisions of the Warrants without the consent of the Registered Holders.

8.9           Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LILIUM N.V. as the Company

By:	/s/ Klaus Roewe
Name:	Klaus Roewe
Title:	Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:	/s/ Ana Gois
Name:	Ana Gois
Title:	Vice President

[Signature Page to the Warrant Agreement]

EXHIBIT A

DEFINITIVE WARRANT CERTIFICATE